Exhibit (h)(2)(ii)

SEVENTEENTH AMENDMENT TO THE

ALPHA ARCHITECT ETF TRUST

FUND ADMINISTRATION SERVICING AGREEMENT

This Seventeenth Amendment, effective as of the last date on the signature block, to the Fund Administration Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between Alpha Architect ETF Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to amend the name of the Return on Character ETF to ROC ETF; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit A is superseded and replaced in its entirety with Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ALPHA ARCHITECT ETF TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Patrick Cleary	By:	/s/ Anita Zagrodnik
Name:	Patrick Cleary	Name:	Anita Zagrodnik
Title:	Chief Compliance Officer	Title:	Senior Vice President
Date:	March 11, 2022	Date:	3/14/2022

Exhibit A to the

Alpha Architect ETF Trust

Fund Administration Servicing Agreement

Separate Series of Alpha Architect ETF Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI SectorSurfer Momentum ETF

UPHOLDINGS Compound Kings ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Clean Energy Crypto Mining & Semiconductor ETF

The Discipline Fund ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF